CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts - Safeco Funds," in the Combined Proxy Statement (of Safeco Common Stock Trust, and of Safeco Taxable Bond Trust, Safeco Tax-Exempt Bond Trust, Safeco Managed Bond Trust and Safeco Money Market Trust) and Prospectus for Investor Class Shares of Pioneer Municipal Bond Fund, Pioneer California Tax Free Income Fund, Pioneer Growth Opportunities Fund, and Pioneer Tax Free Money Market Fund, and to the incorporation by reference of our reports dated January 30, 2004, with respect to the financial statements and financial highlights of Safeco Municipal Bond Fund and Safeco California Tax-Free Income Fund included in the Safeco Tax-Exempt Bond Trust Annual Report, Safeco Growth Opportunities Fund included in the Safeco Common Stock Trust, and Safeco Tax-Free Money Market Fund included in the Safeco Money Market Trust for the year ended December 31, 2003, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Series Trust II. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 4.1(f)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the: Safeco Tax-Exempt Bond Trust Statement of Additional Information, and to the incorporation by reference of our report, dated January 30, 2004, on the financial statements and financial highlights of Safeco Municipal Bond Fund and Safeco California Tax-Free Income Fund included in the Safeco Tax-Exempt Bond Trust Annual Report for the year ended December 31, 2003, in Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A, File Nos. 33-53532/811-7300), as filed with the Securities and Exchange Commission on April 29, 2004 (Accession No. 0001193125-04-072484); Safeco Common Stock Trust Statement of Additional Information, and to the incorporation by reference of our report, dated January 30, 2004, on the financial statements and financial highlights of Safeco Growth Opportunities Fund included in the Safeco Common Stock Trust Annual Report for the year ended December 31, 2003, in Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A, File Nos. 33-36700/811-6167), as filed with the Securities and Exchange Commission on April 29, 2004 (Accession No. 0001193125-04-072454); and Safeco Money Market Trust Statement of Additional Information, and to the incorporation by reference of our report, dated January 30, 2004, on the financial statements and financial highlights of Safeco Tax-Free Money Market Fund included in the Safeco Money Market Trust Annual Report for the year ended December 31, 2003, in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A, File Nos. 2-25272/811-3347), as filed with the Securities and Exchange Commission on April 29, 2004 (Accession No. 0001193125-04-072480); all of which are incorporated by reference into the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Series Trust II.

                                            /s/ ERNST & YOUNG LLP


Seattle, Washington
October 20, 2004